

Q1 2023 Earnings Call

February 10, 2023

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, estimated completion dates for Mountain Valley Pipeline ("MVP") and MVP Southgate milestones, potential of MVP to provide additional source of natural gas, additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; delay in completion of MVP; increase in cost to complete MVP, including increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. Furthermore, COVID-19 and its variants have the potential to generate significant economic uncertainty for the foreseeable future.

Underlying net income and earnings per share, as reflected in this presentation, is a non-GAAP measure that excludes the after-tax impairment charge related to RGC Midstream, LLC's investment in the Mountain Valley Pipeline, LLC to enhance the comparability of financial results between periods. Management considers this non-GAAP measure to provide useful information to both management and investors for purpose of such comparability and in evaluating operating performance, but it should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for, or superior to, GAAP results.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
- 2023 Outlook
- Questions

Customer Growth



Average Customers for 12 months ended December 31,
63,000
62,500
62,000
61,500
61,000
61,330
62,155
62,724
62,629
2019
2020
2021
2022

- 62,911 total customers
- 1.1 miles main
- 189 services

Q1 Gas Volumes



DTH Delivered
Q1 2023
Q1 2022
1,600
1,400
1,200
1,000
800
600
400
200
-
Thousands
Residential
Commercial
Industrial

2023 vs 2022

Total Volumes	**23%**
Commercial & Industrial Volumes	**20%**
Heating Degree Days	**31%**

Consolidated Financial Results

For the periods ended December 31,

(Presented in thousands, except per share data)

	First Quarter 2023		Twelve Months Ended	
	2022	2021	2022	2021
Operating revenues	$ 33,282	$ 23,263	$ 94,184	$ 78,921
Operating expenses	27,738	17,885	79,102	64,345
Operating income	5,544	5,378	15,082	14,576
Equity in earnings of unconsolidated affiliate	1	72	2	383
Impairment of unconsolidated affiliates	-	-	(55,092)	-
Other income, net	75	324	1,210	904
Interest expense	1,369	1,105	4,762	4,137
Income (loss) before income taxes	4,251	4,669	(43,560)	11,726
Income tax expense (benefit)	995	1,084	(11,499)	2,763
Net income (loss)	**$ 3,256**	**$ 3,585**	**$ (32,061)**	**$ 8,963**
Basic earnings (loss) per share	**$ 0.33**	**$ 0.43**	**$ (3.38)**	**$ 1.08**
Diluted earnings (loss) per share	**$ 0.33**	**$ 0.43**	**$ (3.38)**	**$ 1.08**

Consolidated Underlying Financial Results

For the periods ended December 31,

(Presented in thousands, except per share data)

	Three Months Ended				Twelve Months Ended			
	2022		2021		2022		2021	
Consolidated Net Income (Loss)	**$**	**3,256**	**$**	**3,585**	**$**	**(32,061)**		**8,963**
Non-cash Impairment, Net		-		-		40,912		-
Underlying Net Income	**$**	**3,256**	**$**	**3,585**	**$**	**8,851**	**$**	**8,963**
Decrease			*$*	*(329)*			*$*	*(112)*
								-1.2%
Underlying Earnings Per Share	**$**	**0.33**	**$**	**0.43**	**$**	**0.93**	**$**	**1.08**

Roanoke Gas YTD CapEx


$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Millions
2022
2021


Customer Growth & System Expansion $1.2
RNG Project $1.6
Other Capital $2.2
SAVE Rider $2.5

$1.8 million or 31.3% increase

2023 Outlook

- Capital
- Rate Case
- EPS
- RNG



2023 CapEx Forecast


25%
15%
31%
29%

SAVE Infrastructure Rider	$ 6.8
Utility Maintenance	6.2
Customer Growth & System Expansion	5.0
RNG Facility	3.5
Total	$21.5

Rate Case

- Requested increase in revenue: $8.55 million
  - SAVE: $4.05 million
  - Net increase: $4.50 million
- Impact to Average Residential Customer
  - Increase $5.78/month (non-gas base rates)
  - With gas cost decline, Feb 1, 2023: *net lower 19%*
- Rate year capital expenditures ($22 million) included in rate base

Earnings Per Share Analysis



$1.05
$1.00
$0.95
$0.90
$0.85
$0.80
$0.75
$0.70
$1.01
$0.91
$0.87
2022 Underlying
2023 Forecast
Implied Dividend Payout Ratio:
86.8%
90.8%
EPS
Range

Roanoke Gas RNG Facility

RAC application update

❑ Commission approval	January 2023
❑ Customer billing	March 2023
❑ In-service	March 2023
❑ $7.7 million rate base, enhanced ROE	

"Roanoke Gas's project has the potential to achieve a rare combination of increasing local fuel supply, reducing greenhouse gas emissions, and increasing a utility's profit while also lowering customer rates."*

***** Commission's Final Order***

RGC Resources™